UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 11, 2011
USG Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-8864	36-3329400

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 West Adams Street, Chicago, Illinois	60661-3676

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (312) 436-4000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management
Item 5.07 Submission of Matters to a Vote of Security Holders
The Registrant held its 2011 annual meeting of stockholders on May 11, 2011. At the annual meeting, the stockholders considered four proposals, each of which is described in more detail in the Registrant’s proxy statement for the meeting. The matters voted upon at the annual meeting and the results of the votes were as follows:
Proposal 1. Election of four directors for a three-year term to expire in 2014.

			BROKER
	FOR	WITHHOLD	NON-VOTES
Gretchen R. Haggerty	72,130,460	362,831	21,029,566
Richard P. Lavin	69,772,563	2,270,728	21,029,566
Marvin E. Lesser	69,468,589	3,024,702	21,029,566
James S. Metcalf	72,056,138	437,153	21,029,566
Proposal 2. Ratification of appointment of Deloitte & Touche LLP as the Registrants independent registered public accountants for 2011.

FOR	AGAINST	ABSTAIN
93,133,856	312,512	76,488
Proposal 3. Approval, by advisory vote, of the compensation of the Registrant’s named executive officers.

			BROKER
FOR	AGAINST	ABSTAIN	NON-VOTES
62,738,259	9,604,942	150,090	21,029,566
Proposal 4. Recommendation, by advisory vote, of the frequency of future votes to approve the compensation of the Registrant’s named executive officers.

				BROKER
THREE YEARS	TWO YEARS	ANNUALLY	ABSTAIN	NON-VOTES
46,273,501	230,515	25,823,673	165,602	21,029,566
The Registrant’s Board will consider this recommendation of the stockholders at a future meeting, and its decision regarding how frequently the Registrant will include an advisory vote on the compensation of its named executive officers in its proxy statement until the next required vote on such frequency will be included in an amendment to this Report.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USG CORPORATION Registrant
Date: May 16, 2011	By:	/s/ Ellis A. Regenbogen
Vice President, Associate General
Counsel and Corporate Secretary